EXHIBIT 25.1


                       Certificate of Secretary
                                  of
                               CPB INC.


          This is to certify that the following resolution was duly adopted at a meeting of the Board of Directors of CPB Inc. (the
"Corporation") held on September 15, 1997 at the office of the Corporation in Honolulu, Hawaii:

          RESOLVED, that Joichi Saito and Neal K. Kanda, or either of them, be and they hereby are, appointed and constituted as the true and lawful attorneys and agents of this Corporation and its directors and officers, to do any and all acts and things, in the name and on behalf of this Corporation and its directors and officers, which said attorneys and agents, or either of them, may deem necessary or advisable to enable this Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8, including without limitation, power and authority in the name and on behalf of the Corporation and its directors and officers to sign any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


Dated at Honolulu, Hawaii, this 15th day of September, 1997.


                                   /s/ Austin Y. Imamura

                                   Austin Y. Imamura, Secretary